SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO. )
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Village Super Market, Inc.
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VILLAGE SUPER MARKET, INC.
733 Mountain Avenue
Springfield, New Jersey 07081
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
December 11, 2020
Important Notice Regarding the Availability of Proxy Materials for the
2020 Annual Shareholder Meeting to Be Held on December 11, 2020
Virtual Meeting Site: www.virtualshareholdermeeting.com/VLGEA2020
The Proxy Statement for the 2020 Annual Shareholder Meeting and the 2020 Annual Report are available at http://www.proxyvote.com
The 2020 annual meeting of the shareholders of Village Super Market, Inc. (the “Annual Meeting”) will be held online on Friday, December 11, 2020 at 10:00 A.M., Eastern Time. Due to public health concerns related to the COVID-19 pandemic, the Annual Meeting will be held in a completely virtual format. You will not be able to attend the Annual Meeting physically. At our virtual Annual Meeting, shareholders will be able to attend, vote your shares and submit questions by visiting www.virtualshareholdermeeting.com/VLGEA2020.
The Annual Meeting is being held for the following purposes:
(1)	To elect nine directors for the ensuing year;
(2)	To ratify the appointment of KPMG LLP as our independent registered public accounting firm (“independent auditors”) for the 2021 fiscal year;
(3)	To vote on a non-binding advisory resolution to approve the compensation of the Company’s named executive officers, as described in the proxy statement for the Annual Meeting; and
(4)	To transact any other business which may properly come before the meeting or any adjournment thereof.
The Board of Directors of the Company has fixed the close of business on October 9, 2020 as the record date for the determination of the shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.
By order of the Board of Directors,
JOHN P. SUMAS,
Secretary
October 26, 2020

VILLAGE SUPER MARKET, INC.
733 Mountain Avenue
Springfield, New Jersey 07081
PROXY STATEMENT
December 11, 2020
Annual Meeting of Shareholders
This Proxy Statement and the accompanying form of proxy are being furnished to shareholders of Village Super Market, Inc. (the “Company”) in connection with the solicitation by and on behalf of the Board of Directors of the Company (the “Board of Directors”) of proxies to be voted at the 2020 annual meeting of shareholders of the Company (the “Annual Meeting”) held on December 11, 2020 at 10:00 a.m., Eastern Time and at all postponements or adjournments thereof. Due to public health concerns related to the COVID-19 pandemic, the Annual Meeting will be held in a completely virtual format. You will not be able to attend the Annual Meeting physically. At our virtual Annual Meeting, shareholders will be able to attend, vote your shares and submit questions by visiting www.virtualshareholdermeeting.com/VLGEA2020. To participate in the virtual Annual Meeting, you will need the control number included in your proxy card or voting instruction form. This Proxy Statement was mailed and/or made available to shareholders on or about October 26, 2020.
At the close of business on October 9, 2020, the Company had outstanding and entitled to vote 10,259,192 shares of Class A common stock, no par value (“Class A Stock”), and 4,293,748 shares of Class B common stock, no par value (“Class B Stock”). The holders of the outstanding shares of Class A Stock are entitled to one vote per share and the holders of Class B Stock are entitled to ten votes per share. Shareholders of record at the close of business on October 9, 2020 are entitled to vote at this meeting.
All shares of Common Stock represented by properly executed proxies will be voted at the Annual Meeting, unless such proxies previously have been revoked. Unless the proxies indicate otherwise, the shares of Common Stock represented by such proxies will be voted for the election of the Board of Directors’ nominees for directors, to ratify the selection of KPMG LLP as independent auditors and to approve the compensation of the Company’s named executive officers. Management does not know of any other matter to be brought before the Annual Meeting.
Directors are elected by a plurality of the number of votes cast. With respect to each other matter to be voted upon, a vote of a majority of the number of votes cast is required for approval. Abstentions and proxies submitted by brokers with a “not voted” direction will not be counted as votes cast with respect to each matter.
Any shareholder who executes and delivers a proxy may revoke it at any time prior to its use by: (a) delivering written notice of such revocation to the Secretary of the Company at its office; (b) delivering to the Secretary of the Company a duly executed proxy bearing a later date; or (c) by voting online at the Annual Meeting.
You may own common shares in one or both of the following ways — either directly in your name as the shareholder of record, or indirectly through a broker, bank or other holder of record in “street name.” If your shares are registered directly in your name, you are the holder of record of these shares and we are sending these proxy materials directly to you. As the holder of record, you have the right to give your proxy directly to us. If you hold your shares in street name, your broker, bank or other holder of record is sending these proxy materials to you. As a holder in street name, you have the right to direct your broker, bank or other holder of record how to vote by completing the voting instruction form that accompanies your proxy materials. If you hold shares in street name and wish to vote your shares directly, you must contact your broker, bank or other holder of record to obtain the instructions and documentation required. Regardless of how you hold your shares, we invite you to attend the Meeting.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of the Company’s capital stock by: (i) persons known by the Company to own beneficially more than 5% of its Class A Stock or Class B Stock; (ii) each director of the Company; (iii) the named executive officers; and (iv) all directors and executive officers of the Company as a group:
	Class A Stock(1)		Class B Stock(1)
Name	Shares Owned	Percentage of Class(3)	Shares Owned	Percentage of Class(4)
Robert Sumas(2)	137,857(5)(6)(12)	1.3	908,484(9)(12)(17)	21.2
William Sumas(2)	172,044(5)(10)	1.7	521,296	12.1
John P. Sumas(2)	115,018	1.1	470,480	11.0
Nicholas Sumas(2)	187,840(12)	1.8	761,382(12)(19)	17.7
John J. Sumas(2)(20)	174,002(5)	1.7	151,045	3.5
Kevin Begley	64,044	0.6	—	—
Peter R. Lavoy	38,828	0.4	—	—
Stephen F. Rooney	24,800	0.2	—	—
Steven Crystal	957,166(7)(16)	9.3	440,320(7)(16)	10.3
John L. Van Orden	26,136	0.3	—	—
Luigi Perri	11,425	0.1	—	—
All directors and executive officers as a group (12 persons)	1,823,248	17.8	2,744,771	63.9
Estate of James Sumas(2)(20)	82,028(6)(13)	0.8	1,109,320(8)(11)(18)	25.8
Sumas Family Group(2)	778,901	7.6	3,413,771	79.5
Crystal Family Foundation	800,000(16)	7.8	216,940(16)	5.1
Renaissance Technologies LLC	690,900(15)	6.7	—	—
Dimensional Fund Advisors LP	771,273(21)	7.5	—	—
BlackRock, Inc.	586,508(14)	5.5	—	—
(1)	Except as noted, each person has sole investment power and sole voting power with respect to the shares beneficially owned.
(2)
Six persons comprise the Sumas Family Group. The Sumas Family Group beneficially owns 778,901 shares of Class A Stock and 3,413,771 shares of Class B Stock, or 65.6% of the combined voting power. By virtue of the existence of this “group”, the Company is a controlled company under the corporate governance rules of NASDAQ. The address of each of these six persons is in care of the Company, 733 Mountain Avenue, Springfield, New Jersey 07081.

(3)	Based upon 10,259,192 shares of Class A Stock outstanding as of October 9, 2020.
(4)	Based upon 4,293,748 shares of Class B Stock outstanding as of October 9, 2020.
(5)	Includes 22,704 shares held by the Company’s pension trust of which William Sumas, John J. Sumas and Robert Sumas are trustees.
(6)	Includes 3,976 shares held by a charitable trust of which Robert Sumas and the estate of James Sumas are trustees.
(7)	Includes 111,266 Class A and 223,380 Class B shares held by a decedent trust and a GRAT, of which Mr. Crystal is the trustee.
(8)	Includes 51,580 shares owned by Mrs. James Sumas; and 13,120 shares held by Mrs. James Sumas as custodians for her children.
(9)	Includes 108,572 shares owned by Mrs. Robert Sumas.
(10)	Includes 99,353 shares held in the name of William Sumas as trustee of a Trust for the benefit of the grandchildren of Perry Sumas.
(11)	Includes 424,214 shares held by various family trusts or GRATs of which the estate of James Sumas or Mrs. James Sumas are the trustees.
(12)
Includes 40,504 Class A and 508,236 Class B shares held by a family LLC, of which Robert Sumas and Nicholas Sumas are managers. Nicholas Sumas, his wife and trusts for their minor children own 55.3% of the LLC.

(13)	Includes 15,368 shares owned by Mrs. James Sumas.
(14)
As reported in a Schedule 13G dated February 6, 2020, BlackRock, Inc. may be deemed to be the beneficial owner of 586,508 shares of the Company. BlackRock’s address is 55 East 52nd Street, New York, NY 10055.

(15)
As reported in a Schedule 13G dated February 13, 2020, Renaissance Technologies LLC may be deemed to be the beneficial owner of 690,900 shares of the Company. Renaissance Technologies’s address is 800 Third Avenue, New York, NY 10022.

(16)	Steven Crystal’s shares include 800,000 Class A and 216,940 Class B shares owned by the Crystal Family Foundation. Mr. Crystal is the sole trustee of the foundation.
(17)	Includes 200,000 shares held by the Nicholas Sumas Grandchildren Trust for the benefit of Robert Sumas’s children, of which Robert Sumas is the Trustee.

(18)	Includes 200,000 shares held by the Nicholas Sumas Grandchildren Trust for the benefit of James Sumas’s children, of which the estate of James Sumas is the Trustee.
(19)	Includes 133,120 shares held by two Trusts for the benefit of the grandchildren of Robert Sumas, of which Nicholas Sumas is a co-trustee.
(20)	Helen Sumas, widow of James Sumas, and John J. Sumas are the executors of the estate of James Sumas.
(21)
As reported in a Schedule 13G dated February 12, 2020, Dimensional Fund Advisors LP, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, Dimensional Fund Advisors LP or its subsidiaries (collectively, “Dimensional”) possess voting and/or investment power over the securities of the Issuer that are owned by the Funds, and may be deemed to be the beneficial owner of 771,273 shares of the Company held by the Funds. However, all securities reported in this schedule are owned by the Funds. Dimensional Fund Advisors LP’s address is Building One, 6300 Bee Cave Road, Austin, Texas 78746.

ELECTION OF DIRECTORS
The following nine persons will be nominated by the Board of Directors of the Company for election as directors at the Annual Meeting. If elected, they will serve until their successors are duly elected and qualified. Directors shall be elected by a plurality of the votes cast. All of the nominees are now directors of the Company.
Certain information is given below with respect to each nominee for election as a director. The table below and the following paragraphs list their respective ages, positions and offices held with the Company, the period served as a director and business experience during the past 5 years. James Sumas, the prior Chief Executive Officer and Chairman of the Board of Directors, and Robert Sumas are brothers. William Sumas and John P. Sumas are brothers. James Sumas is the father of John J. Sumas. Robert Sumas is the father of Nicholas Sumas. The other nominees are not related.
NOMINEES
The following table sets forth information concerning the nominees for director:
Name	Age	Position with the Company
Robert Sumas	79	Chief Executive Officer and Vice Chairman of the Board of Directors
William Sumas	73	Executive Vice President, Chairman of the Board of Directors
John P. Sumas	71	Executive Vice President, Secretary and Director
Nicholas Sumas	51	Co-President and Director
John J. Sumas	50	Co-President and Director
Kevin Begley	62	Director
Steven Crystal	64	Director
Peter R. Lavoy	79	Director
Stephen F. Rooney	58	Director
Robert Sumas was appointed Chief Executive Officer and Vice Chairman of the Board of Directors in 2017 and served as President from 2009 through 2018. He has served variously as Executive Vice President, Chief Operating Officer, Secretary and a Director of the Company since 1969. Robert Sumas is Chairman of Wakefern’s Health and Beauty Aids Committee and is a member of Wakefern’s Retail Technology, Property Management and Nonfoods Committees. The Board of Directors concluded that Robert Sumas should continue to serve as a Director of the Company in part due to his extensive knowledge of the Company and Wakefern obtained over his 57 year career with the Company.
William Sumas was appointed Chairman of the Board of Directors in 2017 and had served as Vice Chairman of the Board of Directors since 2009. He has served as Vice President and a Director of the Company since 1980. Since 1989, he has served as an Executive Vice President. He has responsibility for real estate development. William Sumas is a member of Wakefern’s Environmental, Government Relations, and Sanitation, Safety and Appearance Committees. He previously served as Chairman of the New Jersey Food Council for 8 years. The Board of Directors concluded that William Sumas should continue to serve as a Director of the Company in part due to his extensive knowledge of Wakefern, the Company, the local real estate environment and governmental matters obtained over his 51 year career with the Company.
John P. Sumas has served as Vice President and a Director of the Company since 1982. Since 1989, he has served as an Executive Vice President. He has responsibility for the Company’s frozen food and dairy operations. John P. Sumas is a member of Wakefern’s Frozen Food and Dairy Committees. The Board of Directors concluded that John P. Sumas should continue to serve as a Director of the Company in part due to his extensive knowledge of Wakefern and the Company obtained over his 47 year career with the Company.
Kevin Begley has served as a Director since June 2009 and was the Company’s Chief Financial Officer from 1987 until his retirement in December 2014. In addition, he served as Treasurer from 2002 through 2014. Mr. Begley is a Certified Public Accountant. Mr. Begley also served as a Director of Push to Walk, a non-profit organization that provides individualized workouts and resources to people with spinal cord injuries and other forms of paralysis from 2015 to 2018. The Board of Directors concluded that Kevin Begley should continue to serve as a Director of the Company in part due to his extensive knowledge of the Company and his finance and accounting knowledge obtained over his 38 year career.

Nicholas Sumas has served as a Director since June 2009, Co-President since 2018 and was the Company’s Chief Marketing Officer from 2014 to 2018. Mr. Sumas is also an officer of Wakefern and a member of the Wakefern Board of Directors. Mr. Sumas has held a diversity of supervisory positions since his employment in 1994 and was Vice President from 2007 through 2014. Nicholas Sumas is Chairman of Wakefern’s Digital Commerce, Vice Chairman of the Operations Excellence and Meat Committees, and is a member of Wakefern’s Sales and Merchandising, CGO and Finance Committees. The Board concluded that Nicholas Sumas should continue to serve as a Director of the Company in part due to his in-depth knowledge of Wakefern and the Company.
John J. Sumas has served as a Director since June 2009, Co-President since 2018 and was the Company’s Chief Operating Officer from 2014 to 2018, General Counsel from 2007 through 2019 and Vice President from 2007 through 2014. He is Chairman of Wakefern’s Food Service Committee, Chairman of Wakefern’s Retail Employee Relations Committee, and a member of Wakefern’s Insurance and Shop-Rite Retail Services Committees. The Board of Directors concluded that John J. Sumas should continue to serve as a Director of the Company in part due to his knowledge of Wakefern and the Company, as well as his legal experience.
Steven Crystal has served as a Director since 2001 and has served as the Chairman of the Audit Committee from 2001 through 2016. Mr. Crystal has retail experience through his ownership in various retail businesses, including a HONDA motorcycle dealership located in Reno, NV, and an ACE hardware store and a furniture store, located in Sparks, NV. Since 1980, Mr. Crystal has been a member of the New York Commodity Exchange and the New York Mercantile Exchange. He traded commodities on the floor of the exchanges from 1980 through 1987 where he served on various committees such as new products, finance and planning, and arbitration. He continues to trade electronically today. Between 2005 and 2009, Mr. Crystal served as a Commodity Trading Advisor and Commodity Pool Operator while he managed a hedge fund – Crystal Investment Partners, L.P. – a registered hedge fund with the National Futures Association. In addition, Mr. Crystal owns and operates various residential and commercial properties through his numerous private family partnerships. He is currently on the Homeowners Associations of Rancho Terrasina (where he serves as Board President) and Alamo Square HOA (where is serves as Treasurer). Mr. Crystal is the Chairman of the Board and President of Automated Cashless Systems, Inc., a company that processes payments at the gaming position in-casino with operations in NV, CA, and NM. Currently, Mr. Crystal spends much of his time doing philanthropic work through his Charitable Foundation – The Crystal Family Foundation. He now serves as Assistant Treasurer to the Jewish National Fund, as well as, serving on the Board of Honor Health Foundation (formerly Scottsdale Health). The Board of Directors has concluded that Steven Crystal should continue to serve as a Director of the Company due to his vast knowledge of the Company obtained through his more than 19 years of service on the Board of Directors, as well as, his broad experience in owning, managing and supervising various retail, real estate, and investment entities.
Peter R. Lavoy has served as a Director since June 2009. Mr. Lavoy has 40 years of executive experience in the New Jersey retail grocery industry. Mr. Lavoy retired from Foodtown, Inc., a cooperative grocery chain, as President and Chief Operating Officer in December 2006. From 2004 to June 2014, he served on the Board of Trustees of the Food Institute, a trade association providing information and services to the food industry. The Board of Directors concluded that Peter R. Lavoy should continue to serve as a Director of the Company in part due to his senior executive experience in, and extensive knowledge of, the retail food industry.
Stephen F. Rooney has served as a Director since June 2009. Mr. Rooney is Chief Credit Officer and member of Unity Bank’s senior management team. Previous to this, he was a financial analyst with Standard & Poor’s asset-backed securities group and a corporate lending officer with CoreStates Bank where he focused on the retail industry, with a specialty in supermarket lending. The board concluded that Stephen F. Rooney should continue to serve as a Director of the Company due to his strong financial background and past lending experience with the retail industry.
The Board recommends that the shareholders vote FOR all the nominees named above for election to the Board of Directors.
The Certificate of Incorporation includes a provision that no director shall be personally liable for monetary damages to the Company or its shareholders for a breach of any fiduciary duty except for: (i) breach of a director’s duty of loyalty; (ii) acts and omissions not in good faith or which involve intentional misconduct or a knowing violation of law; and (iii) any transaction from which a director derived an improper personal benefit.
INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES
The Company is a “controlled company” under the corporate governance rules of NASDAQ. Therefore the Company is not required to and does not have (1) a majority of independent directors; (2) a nominating committee comprised solely of independent directors to identify and recommend nominees to the Board of Directors; or (3) a compensation committee comprised solely of independent directors. The Company qualifies as a controlled company due to the ownership by the Sumas Family Group of shares allowing it to cast more than 50% of the votes eligible to be cast for the election of directors. The Board of Directors has determined that each nonmanagement director is independent as defined by the rules promulgated by the Securities and Exchange Commission (the “SEC”) and the listing standards of NASDAQ.
The Board of Directors held six meetings in fiscal 2020. All directors attended at least 75% of the meetings of the Board of Directors, and meetings of committees of the Board of Directors on which the director served, during the time such director served on the Board of Directors or relevant committee thereof.
The Executive Committee, which consists of Robert Sumas, William Sumas and John P. Sumas, meets on call and is authorized to act on all matters pertaining to corporate policies and overall Company performance.
Board Leadership Structure and Role in Risk Oversight
The Board of Directors reviews its leadership structure in light of the Company’s then current needs, governance trends, and other factors. The Board of Directors reviews and considers whether the positions of Chairman and CEO should be combined or separated as part of an ongoing review of the effectiveness of the Corporation’s governance structure. As a result, the roles of Chairman and CEO have been split from time to time to facilitate leadership transitions, while at other times the roles have been combined.
James Sumas, the Company’s prior Chief Executive Officer, had also served as the Chairman of the Board of Directors since 2003. Upon completion of James Sumas’ term, effective December 15, 2017, the Board of Directors separated governance responsibilities between the Chairman and CEO roles. The Board of Directors believes that this structure provides an effective balance between strong Company leadership and appropriate safeguards and oversight at this time.
Management is responsible for the day to day management of the risks that the Company faces, while the Board of Directors as a whole and through its committees, has responsibility for the oversight of risk management. The Board of Directors and its committees receive periodic reports from financial, legal and other management members regarding the most significant risks facing the Company. In addition, the Audit Committee assists the Board of Directors in its oversight role by receiving periodic reports regarding the Company’s risk and control environment.
The Compensation Committee
The Compensation Committee, which consists of John P. Sumas, Robert Sumas, John J. Sumas, Steven Crystal and Peter Lavoy, has the primary responsibility for establishing the compensation paid to executive officers of the Company. This includes base salary, bonus awards and supplemental retirement plans. The full Board of Directors reviews and approves restricted share awards and stock option grants. During fiscal 2020, the Compensation Committee met twice. The Compensation Committee does not utilize a charter.
The Audit Committee
The Audit Committee is comprised of three directors, Steven Crystal, Peter Lavoy and Stephen Rooney each of whom is independent as defined by the listing standards of NASDAQ. The Audit Committee: (1) monitors the integrity of the Company’s financial reporting process and systems of internal controls regarding financial, accounting, regulatory and legal compliance; (2) retains and monitors the independence and performance of the Company’s independent auditors; (3) provides an avenue of communication among the independent auditors, management and the Board of Directors; and (4) approves in advance the services to be provided and the fees paid to the independent registered public accounting firm for all services provided. The Audit Committee operates under a charter adopted by the Board of Directors, which is attached to this Proxy Statement as Appendix A. During fiscal 2020, the Audit Committee met eight times.
The Board of Directors has determined that Stephen Rooney is an “audit committee financial expert” as defined by applicable SEC regulations and that all members of the Audit Committee are able to read and understand financial statements as required by NASDAQ regulations.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee is comprised of three independent directors, as defined by the rules promulgated by the SEC and the listing standards of NASDAQ, and operates under a charter adopted by the Board of Directors. The members of the Committee are Steven Crystal, Peter Lavoy and Stephen Rooney (Chair). The Audit Committee appoints the Company’s independent auditors.
Management is responsible for the Company’s internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and to issue a report thereon. In addition, the independent auditors are responsible for expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes.
In the performance of its oversight function, the Audit Committee has reviewed and discussed with management and the independent auditors the audited consolidated financial statements for the year ended July 25, 2020, management’s assessment of the effectiveness of the Company’s internal control over financial reporting as of July 25, 2020, and the independent auditor’s evaluation of the effectiveness of the Company’s internal control over financial reporting as of that date. The Audit Committee discussed with the independent auditors the matters required to be discussed by the standards of the Public Company Accounting Oversight Board.
The Company’s independent auditors also provided to the Audit Committee the written disclosures required by Public Company Accounting Oversight Board Rule 3526 (Communication with Audit Committees Concerning Independence), and the Audit Committee discussed with the independent auditors that firm’s independence. On the basis of these items, the Audit Committee determined that KPMG LLP is independent.
Based upon the Audit Committee’s discussions with management and the independent auditors and the Audit Committee’s review of the representations of management and the report of the independent auditors, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended July 25, 2020 filed with the Securities and Exchange Commission (the “2020 Form 10-K”).
The following table presents fees for professional services rendered by KPMG LLP for the audit of the Company’s annual consolidated financial statements for fiscal 2020 and 2019, and fees billed for other services rendered by KPMG LLP:
	2020	2019
Audit fees(1)	$757,230	$656,027
Audit-related fees(2)	—	—
Tax fees(3)	84,976	46,600
All other fees	—	—
Total fees	$842,206	$702,627
(1)
Audit fees consist of audits of the annual consolidated financial statements and the effectiveness of internal control over financial reporting, quarterly reviews and services provided in connection with statutory and regulatory filing engagements, including issuance of consents.

(2)	Audit-related fees include assurance and related services not reported under audit fees, including attest, agreed upon procedures and related services not required by statute or regulations.
(3)	Tax fees consist of fees for tax compliance and consultation services.
The Audit Committee has considered whether the providing of non-audit services is compatible with maintaining the auditors’ independence. The Audit Committee pre-approves all services provided by the independent auditors.
Audit Committee
STEPHEN F. ROONEY, CHAIRMAN
Steven Crystal
Peter R. Lavoy

NOMINATION OF CANDIDATES TO THE BOARD OF DIRECTORS
The full Board of Directors acts on all matters concerning the identification, evaluation and nomination of director candidates. The Board of Directors does not utilize a charter in performing this function. As a matter of policy, the Board of Directors will consider nominations of director candidates submitted by any shareholder upon the submission of the names and biographical data of the candidates (including any relationship to the proposing shareholder) in writing to the Board of Directors at 733 Mountain Avenue, Springfield, New Jersey, 07081. Information regarding director candidates for election to the Board of Directors in 2021 must be submitted by July 1, 2021.
The Board of Directors’ process for evaluating candidates recommended by any shareholder is the same as for candidates recommended by the Board of Directors, management or others. In searching for appropriate candidates, the Board of Directors adheres to criteria established for the consideration and selection of candidates. The Board of Directors views the candidate’s qualifications in light of the needs of the Board and the Company at that time given the then current mix of director attributes. Among other criteria, the Board of Directors may consider the following skills, attributes and competencies of a new member: (i) possessing the highest ethical standards and integrity; (ii) a willingness to act on and be accountable for decisions of the Board of Directors; (iii) an ability to provide prudent, informed and thoughtful counsel to top management on a broad range of issues; (iv) relevant industry or business knowledge; (v) senior management experience and demonstrated leadership; (vi) financial literacy; and (vii) individual backgrounds that provide a portfolio of experience and knowledge commensurate with the Company’s needs. Each director candidate will be considered without regard to gender, race, religion, national origin or sexual orientation.
COMMUNICATION WITH THE BOARD OF DIRECTORS
Shareholders and other interested parties may communicate with the Board of Directors by sending written communication to the directors c/o the Company’s Secretary, 733 Mountain Avenue, Springfield, New Jersey 07081. All such communications will be reviewed by the Secretary to determine which communications will be forwarded to the directors. All communications will be forwarded except those that are related to Company products, are solicitations, or otherwise relate to improper or irrelevant topics, as determined in the sole discretion of the Secretary. The Secretary shall report to the Board of Directors on the number and nature of communications that were determined not to be forwarded.
The Company has a policy of requiring all directors standing for election at an annual meeting of shareholders to attend such meeting, unless unforeseen circumstances arise. All nine directors attended the 2019 annual meeting of shareholders of the Company held on December 13, 2019.
CODE OF ETHICS
The Company has a written Code of Ethics that applies to, among others, the Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer. During fiscal 2020, there were no changes to, or waivers of, the Code of Ethics. The Company will furnish a copy of the Code of Ethics, without charge, to each person who forwards a written request to the Company’s Secretary, Village Super Market, Inc., 733 Mountain Avenue, Springfield, New Jersey 07081. The Code of Ethics is also available at www.sec.gov as an Exhibit to the 2020 Form 10-K.
EXECUTIVE COMPENSATION
The Compensation Committee of the Board of Directors has the primary responsibility for establishing the compensation paid to the executive officers of the Company, including the named executive officers who are identified in the Summary Compensation Table below. This includes base salary, bonus awards and supplemental retirement plans. The full Board of Directors reviews and approves restricted share awards and stock option grants. The Compensation Committee consists of Robert Sumas, Chief Executive Officer; John P. Sumas, Executive Vice President; John J. Sumas, Co-President; Steven Crystal and Peter R. Lavoy, independent directors.
RESULTS OF 2017 ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
At the 2017 annual meeting of shareholders of the Company, we held our third advisory vote on executive compensation. Over 93% of the votes cast were in favor of this advisory proposal. The Compensation Committee considered this favorable outcome when deciding to make no material changes in the structure of our compensation programs. The Compensation Committee will continue to consider the results from the future advisory votes to be held every three years on executive compensation, in accordance with the advisory vote of shareholders of the Company in 2017.
SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock awards ($)(1)	Option awards ($)	Non-equity incentive plan compensation	Change in pension value and non-qualified deferred compensation earnings ($)(2)	All other compensation ($)(3)	Total ($)
Robert Sumas CEO	2020	814,611	265,000	444,132	—	—	192,711	32,314	1,748,768
	2019	799,611	265,000	—	—	—	30,083	21,554	1,116,248
	2018	784,610	252,000	—	—	—	(162,267)	11,500	885,843
James Sumas, Former CEO	2018	556,284	130,000	—	—	—	(108,955)	10,957	588,286
William Sumas Executive Vice President	2020	708,025	258,000	444,132			426,459	25,375	1,861,991
	2019	695,025	258,000				150,430	20,260	1,123,715
	2018	682,361	245,000	—	—	—	(315,345)	11,164	623,180
John P. Sumas Executive Vice President	2020	701,230	258,000	444,132			609,891	23,308	2,036,561
	2019	688,230	258,000				185,278	22,580	1,154,088
	2018	675,230	245,000	—	—	—	(323,700)	10,957	607,487
(1)
These amounts represent the grant date fair value of restricted share awards granted to the named executive officer with respect to the fiscal year. The compensation for fiscal 2020 is calculated for Robert Sumas, William Sumas and John P. Sumas as 23,400 Class A restricted shares granted on March 13, 2020 times the $18.98 grant price, which was the market value on the date of grant. Restrictions on these shares lapse on March 13, 2023, the third anniversary of the grant, as long as the officer is employed by the Company at that time. Any dividends declared on the Company’s Class A common stock are payable on the restricted shares.

(2)
This amount shows the change in pension value in each fiscal year presented. Nonqualified Deferred Compensation was omitted since the aggregate earnings amount included no above-market or preferential earnings.

(3)
In accordance with SEC rules, this table omits information regarding group life and health plans that do not discriminate in favor of executive officers of the Company and that are generally available to all salaried employees. The amounts shown in this column include employer costs related to personal use of Company automobiles, which is added to the named executive officers’ taxable earnings in accordance with rules promulgated by the Internal Revenue Service, long-term disability insurance premiums, and the Company’s matching contribution to our 401(k) Plan.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END
The following table sets forth information for each named executive officer with respect to each award of restricted stock that was made at any time, had not vested and remained outstanding at July 25, 2020. There were no option awards outstanding for any named executive officer at July 25, 2020; thus that portion of the table is omitted.
Name	Number of shares or units of stock that have not vested (#)(1)	Market value of shares or units of stock that have not vested ($)(1)
Robert Sumas	23,400	627,588
William Sumas	23,400	627,588
John P. Sumas	23,400	627,588
(1)	Restricted shares vest on March 13, 2023. The market value of the Company’s restricted stock was $26.82 per share, the closing market price of the Company’s Class A common stock on July 24, 2020.

DIRECTOR COMPENSATION
The following table describes the fiscal year 2020 compensation for non-employee directors. Employee directors receive no compensation for their service on the Board of Directors.
Name	Fees earned or paid in cash ($)	Stock awards ($)(1)(2)	Option awards ($)	Non- equity incentive plan compensation ($)	Change in pension value and nonqualified deferred compensation earnings	All other compensation ($)	Total ($)
Steven Crystal	50,000	204,984	—	—	—	—	254,984
Peter R. Lavoy	50,000	204,984	—	—	—	—	254,984
Stephen F. Rooney	52,500	204,984	—	—	—	—	257,484
Kevin Begley	50,000	204,984	—	—	—	—	254,984
(1)
These amounts represent the grant date fair value of stock awards with respect to the fiscal year. All non-employee directors were awarded 10,800 Class A restricted shares on March 13, 2020. The grant date price of these shares was $18.98. Restriction on these shares lapse one third each year on the anniversary of the grant.

(2)	Aggregate stock awards outstanding at fiscal year-end were 10,800 shares for each of the above non-employee directors.
Non-employee directors are currently paid an annual retainer of $50,000. In addition, the Chairman of the Audit Committee is paid $2,500. No meeting fees are currently paid. In addition, the Company has periodically granted to each of its non-employee directors either options to purchase shares or restricted shares.

TRANSACTIONS WITH RELATED PERSONS
The Company’s supermarket in Chatham, New Jersey is leased from Hickory Square Associates, a limited partnership. The lease is dated April 1, 1986 and expires March 31, 2021. The annual rent under this lease is $688,000. Sumas Realty Associates is a 30% limited partner in Hickory Square Associates. Sumas Realty Associates is a general partnership including Robert Sumas, William Sumas, John P. Sumas and the estate of James Sumas.
All obligations of the Company to Wakefern Food Corporation are personally guaranteed by certain members of the Sumas family.
It is the Company’s policy that the Audit Committee review and approve any transactions with related persons in excess of $120,000. There were no transactions required to be reviewed or approved in fiscal 2020.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities and Exchange Act of 1934, as amended, requires the Company’s executive officers and directors to file with the SEC reports of ownership and reports of changes in ownership of Class A stock and Class B stock. Copies of these reports must also be furnished to the Company. Based solely on a review of these filings and written representations from reporting persons, the Company believes that all filing requirements applicable to its executive officers and directors were complied with during fiscal 2020, other than a Form 4 filing on June 15, 2020 that was filed late reporting restricted share grants on behalf of Stephen Rooney and a Form 4 filing on June 18, 2020 that was filed late reporting restricted share grants and the withholding of shares to cover tax withholding obligations subsequent to the vesting of restricted shares on behalf of Robert Sumas. The Company has evaluated the cause of the delinquent filing and enacted additional controls to prevent future delinquent filings.
SELECTION OF INDEPENDENT AUDITORS
The appointment by the Audit Committee of KPMG LLP as independent auditors to audit the consolidated financial statements of the Company for the fiscal year ending July 31, 2021 is to be submitted at the meeting for ratification or rejection. The consolidated financial statements of the Company for the 2020, 2019, and 2018 fiscal years were audited by KPMG LLP.
Representatives of KPMG LLP are expected to attend the Annual Meeting and will be given the opportunity to make a statement if they wish to do so and will be available to respond to appropriate questions.
Although ratification by the shareholders of the appointment of independent auditors is not required, the Audit Committee will reconsider its appointment of KPMG LLP if such ratification is not obtained. Ratification shall require a majority of the votes cast.
The Board of Directors recommends that the shareholders vote FOR the ratification of KPMG LLP as the Company’s independent auditors for fiscal 2021.
PROPOSAL 3 — ADVISORY VOTE ON EXECUTIVE COMPENSATION
We are providing our shareholders with the opportunity to vote to approve, on a non-binding advisory basis, the compensation of our named executive officers, as disclosed in this Proxy Statement. The vote is advisory, which means that the vote is not binding on the Company, our Board of Directors or the Compensation Committee. Although the vote is advisory, the Compensation Committee will consider the outcome of the vote when making future executive compensation decisions.
“Resolved, that the shareholders approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers, as disclosed in Village Super Market, Inc.’s Proxy Statement for the 2020 Annual Shareholder’s meeting.”
The Board of Directors recommends that the shareholders vote FOR this proposal
SHAREHOLDER PROPOSALS FOR 2021 ANNUAL MEETING
Any proposal that a shareholder intends to present at the 2021 annual meeting of shareholders of the Company (the “2021 Annual Meeting”), presently scheduled to be held on December 17, 2021, and requests to be considered for inclusion in the Company’s Proxy Statement for the 2021 Annual Meeting, must be received by the Company no later than July 1, 2021. Such requests should be made in writing and sent to the Secretary of the Company, Village Super Market, Inc., 733 Mountain Avenue, Springfield, New Jersey 07081.

OTHER MATTERS
The Company will furnish a copy of the 2020 Form 10-K, without exhibits, without charge to each person who forwards a written request, including a representation that he was a record or beneficial holder of the Company’s Common Stock on October 9, 2020. Requests are to be addressed to the Secretary of the Company, Village Super Market, Inc., 733 Mountain Avenue, Springfield, New Jersey 07081.
All expenses incurred in connection with the preparation and circulation of this Proxy Statement in an amount that would normally be expended in connection with the Annual Meeting in the absence of a contest will be paid by the Company. No solicitation expenses will be incurred. Management does not know of any other business that will be presented at the Annual Meeting.
By order of the Board of Directors,
JOHN P. SUMAS,
Secretary
October 26, 2020

Appendix A
Village Super Market, Inc.
Charter of the Audit Committee of the Board of Directors

Audit Committee Purpose
The Audit Committee (the “Committee”) is appointed by, and reports to, the Board of Directors (the “Board”) to assist the Board in fulfilling its oversight responsibilities. The Committee’s responsibilities include:
•	Monitor the integrity of the Company’s financial reporting process and systems of internal controls regarding financial, accounting, regulatory and legal compliance.
•	Monitor the independence and performance of the Company’s independent auditors and the adequacy of disclosures to shareholders.
•	Provide an avenue of communication among the independent auditors, management and the Board.
The Committee has the authority to conduct any investigation it deems appropriate to fulfilling these responsibilities and shall have direct access to the independent auditors. The Committee can retain, at the Company’s expense, any legal, accounting or other consultants or experts it deems necessary in the performance of its duties. The independent auditors shall report directly to the Committee.
Audit Committee Composition and Meetings
Committee members shall meet the requirements of the NASDAQ and the Securities and Exchange Commission. The Committee shall be comprised of three or more directors, as determined by the Board, each of whom shall be independent, non-executive directors free from any relationship that would interfere with independent judgment. All members of the Committee must be financially literate and able to understand and evaluate fundamental financial statements. In addition, at least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background, which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer, or other senior officer with financial oversight responsibilities.
Audit Committee members shall be appointed by, and a Chairman designated by, the Board. No member of the Committee can be removed except by majority of the independent directors of the full Board then in office.
The Committee shall meet at least four times annually, or more frequently as circumstances require. The Committee Chairman shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in executive session, at least annually, with management, the independent auditors, and as a committee to discuss any matters that the Committee, or each of these groups believe should be discussed. In addition, the Committee should communicate with management and the independent auditors quarterly to review the Company’s financial statements and any significant findings by the auditors. The Chairman is responsible for ensuring that Minutes are maintained for each meeting and subsequently approved by the Committee.
Audit Committee Responsibilities and Duties
Review Procedures
1.
Review and reassess the adequacy of the Committee Charter at least annually. Submit the charter to the Board for approval and have the Charter published at least every three years in accordance with applicable regulations.

2.
Review the Company’s quarterly and annual financial statements prior to filing or distribution. Review should include discussion with management and the independent auditors of significant issues regarding accounting principles, practices and judgments.

3.
In consultation with management and the independent auditors, consider the integrity of the Company’s financial reporting processes and controls. Discuss significant financial risk exposures and the action management has taken to monitor, control and report such exposures. Review significant findings prepared by the independent auditors together with management responses. Review the results with the Board.

4.
Not less than on a quarterly basis, discuss any significant changes to the Company’s accounting principles and any items required to be communicated by the independent auditors in accordance with applicable auditing standards. The Chairman of the Committee, or his designee on the Audit Committee, may represent the entire Committee for purposes of this review.

5.
Establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential, anonymous submissions by employees of concerns regarding questionable accounting, financial or auditing matters.

6.	Review and approve related person transactions, as defined by SEC rules, and establish and oversee policies and procedures for the review and approval of related person transactions.
7.	Receive reports from the principal executive and financial officers of the Company regarding each of the following:
i.)
Their evaluation of the effectiveness of the Company’s disclosure controls and procedures and the Company’s internal controls over financial reporting and procedures for financial reporting (“internal controls”).

ii.)	All significant deficiencies in the design or operation of internal controls that could adversely affect the Company’s ability to record, process, summarize and report financial data.
iii.)	Whether they have identified for the independent auditor any material weakness in the internal controls over financial reporting.
iv.)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.
v.)
Whether there were significant changes in the internal controls or in the other factors that could significantly affect the internal controls since the date they evaluated them, including corrective actions with regard to significant deficiencies and material weaknesses.

Independent Auditors
The Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm or for performing audit or attest services. The independent registered public accounting firm reports directly to the Committee.
8.
The independent auditors are directly accountable to the Committee. The Committee shall review the independence and performance of the auditors and annually recommend to the Board the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant. The lead Partner of the independent auditor team will be reviewed and evaluated by the Committee.

9.	Approve in advance the services to be provided and the fees and other significant compensation to be paid to the independent auditors for all services provided (including tax services).
10.	On an annual basis, the Committee should review and discuss with the independent auditors any relationships they have with the Company that could impair the auditor’s independence.
11.	Review the auditor’s plan with respect to scope, staffing, locations, reliance upon management and general audit approach.
12.
Prior to releasing quarterly and year-end earnings, discuss the results of the quarterly reviews or year-end audit with the independent auditors. Discuss certain matters required to be communicated to the Audit Committee in accordance with applicable auditing standards.

13.	Consider the independent auditor’s judgment about the quality and appropriateness of the Company’s accounting principles as applied to its financial reporting.
Other Responsibilities
14.
On at least an annual basis, review with legal counsel any legal matters that could have a significant impact on the organization’s financial statements, the Company’s compliance with applicable laws and regulations, and inquiries received from regulators, government agencies, and any other relevant authorities.

15.	Annually prepare a report to shareholders as required by the Securities and Exchange Commission for inclusion in the Company’s proxy statement.
16.	Maintain minutes of meetings and periodically report to the Board on significant results of the foregoing activities.
17.	Perform any other activities consistent with this Charter, the Company’s by-laws, and governing law, as the Committee, or the Board, deems necessary or appropriate.